UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

Airbnb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39778	26-3051428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Brannan Street

San Francisco, California 94103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 510-4027

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ABNB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Global Head of Hosting Transition

On December 4, 2023, Airbnb, Inc. (the “Company”) and Catherine Powell, the Company’s Global Head of Hosting, agreed that Ms. Powell will depart from the Company on June 30, 2024 (the “Planned Departure Date”). Ms. Powell will remain employed as the Company’s Global Head of Hosting through December 31, 2023 and will serve in a transitionary role through June 30, 2024. In connection with her transition services, the Company has entered into a Retention Agreement (the “Retention Agreement”) with Ms. Powell. Pursuant to the Retention Agreement, Ms. Powell will continue to be paid her current annual base salary through the Planned Departure Date, and her outstanding equity awards will continue to vest in accordance with their terms, in each case, subject to her continued employment with the Company. Provided that Ms. Powell remains employed with the Company through the Planned Departure Date, her employment is terminated by the Company without cause or Ms. Powell resigns for good reason, in each case as defined in the Retention Agreement, and she timely delivers an executed release of claims to the Company following her departure date, Ms. Powell will be entitled to receive the following payments and benefits: (i) 12 months of base salary in a single lump sum, (ii) lump sum payment equal to 12 months of COBRA premiums and (iii) each outstanding equity award held by Ms. Powell will become vested and exercisable, as applicable, as to the number of shares that would have vested in the 6-month period following her departure had she remained employed through such date. As an additional incentive for Ms. Powell to provide transition services, she will receive an additional 3 months of COBRA premiums (for a total of 15 months) and stock options granted to Ms. Powell after December 10, 2020 that are vested as of the Planned Departure Date, after giving effect to the accelerated vesting described above, will be amended to remain exercisable until the first anniversary of the Planned Departure Date to exercise the vested options. In the event Ms. Powell’s employment is terminated by the Company without cause or she resigns for good reason prior to the Planned Departure Date, then the foregoing payments will be increased by the base salary, any amounts owed under the Company’s 2023 Bonus Plan (to the extent unpaid), and any benefits and vesting of equity awards she would have received had she remained employed through the Planned Departure Date.

Chief Business Officer Appointment and Chief Financial Officer Transition

On December 4, 2023, the Board of Directors of the Company (the “Board”) appointed Dave Stephenson, the Company’s Chief Financial Officer, as the Company’s Chief Business Officer effective as of January 1, 2024. Between January 1, 2024 and March 1, 2024 (the “CFO Transition Date”), Mr. Stephenson will serve as both the Company’s Chief Financial Officer and Chief Business Officer. On the CFO Transition Date, and as described in more detail below, Ellie Mertz is expected to assume the role of Chief Financial Officer of the Company and Mr. Stephenson will cease serving in that capacity but will continue to serve as our Chief Business Officer. In connection with Mr. Stephenson’s appointment as Chief Business Officer, on December 4, 2023, Mr. Stephenson was granted 4,040 restricted stock units. The award of restricted stock units will vest in 16 substantially equal quarterly installments, subject to Mr. Stephenson’s continued service.

Chief Financial Officer Appointment

Also on December 4, 2023, the Board appointed Ellie Mertz as the Company’s Chief Financial Officer effective as of the CFO Transition Date. Ms. Mertz, age 46, is currently the Company’s Vice President of Finance, where she is responsible for strategic finance and analytics, corporate planning, and investor relations. Prior to joining Airbnb in 2013, she served as Vice President of Finance at Netflix, Inc., where she held various finance roles from 2006 to 2013. Ms. Mertz currently serves on the boards of Faire and DoorDash, Inc.. She holds a B.A. in Science, Technology & Society and an M.A. in History from Stanford University, an M.B.A. from the Stanford Graduate School of Business, and a Master of International Affairs from Columbia University.

In connection with Ms. Mertz’s transition to Chief Financial Officer, effective as of the CFO Transition Date, Ms. Mertz’s annual base salary will be $600,000 and she will be eligible for an annual bonus with a target amount equal to 75% of her annual base salary. In addition, in connection with Ms. Mertz’s appointment as Chief Financial Officer, on December 4, 2023, Ms. Mertz was granted 16,160 restricted stock units. The award of restricted stock units will vest in 16 substantially equal quarterly installments, subject to Ms. Mertz’s continued service. In addition, Ms. Mertz is expected to enter into the Company’s standard change in control severance agreement for executive officers, which provides that in the event of Ms. Mertz’s termination without “cause” (as such term will be defined in the agreement) outside of the “change in control period” (as described in the following sentence), Ms. Mertz will be entitled to: (i) a cash lump sum equal to her base salary, (ii) Company-paid continued health coverage under COBRA for up to 12 months, and (iii) each outstanding time-based equity award held by Ms. Mertz would become vested and exercisable, as applicable, as to the number of shares that would have vested in the 6-month period following her termination had she remained employed through such date. In addition, under the change in control severance agreement, in the event of Ms. Mertz’s termination without “cause” or resignation for “good reason” within the period 3 months prior to and ending 12 months following a “change in control” (as such terms will be defined in the agreement) of the Company (the “change in control period”), Ms. Mertz would be entitled to the payments and benefits described in the preceding sentence except that the cash lump sum will equal her base salary plus target annual bonus and her outstanding time-based equity awards would become fully vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBNB, INC.

Date: December 8, 2023	By:	/s/ David E. Stephenson
David E. Stephenson
Chief Financial Officer